                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                   FORM 8-K/A

                        --------------------------------

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 19, 1998

                         COMMISSION FILE NUMBER 0-21103

                    ADVANCED DIGITAL INFORMATION CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            -------------------------

                  WASHINGTON                        91-1618616
       (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

      11431 WILLOWS ROAD, P.O. BOX 97057            98073-9757

             REDMOND, WASHINGTON                    (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (425) 881-8004

                                 ---------------

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS

    (a)  Financial statements of business acquired.


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                             PAGE
                                                                       ----

    The following documents are filed as part of this report:
    (1) Audited Financial Statements:
        Report of Independent Accountants.............................   1-2
        Consolidated Balance Sheets at December 31, 1996 and 1997.....     3
        Consolidated Statements of Operations for the periods
            January 1, 1995 to May 2, 1995, May 3, 1995 to
            December 31, 1995 and for the years ended
            December 31, 1996 and 1997................................     4
        Consolidated Statements of Changes in Shareholders'
            Equity for the periods January 1, 1995 to May 2, 1995,
            May 3, 1995 to December 31, 1995 and for the years
            ended December 31, 1996 and 1997..........................     5
        Consolidated Statements of Cash Flows for the periods
            January 1, 1995 to May 1995, May 3, 1995 to December 31,
            1995 and for the years ended December 31, 1996 and 1997...     6
        Notes to Consolidated Financial Statements....................  7-16

    (2) Unaudited Financial Statements:
        Consolidated Balance Sheet at June 30, 1998...................    17
        Consolidated Statements of Operations for the six
             months ended June 30, 1997
             and 1998.................................................    18
        Consolidated Statement of Changes in Shareholders'
             equity for the six months ended June 30, 1998............    19
        Consolidated Statements of Cash Flows for the six
             months ended June 30,
             1997 and 1998............................................    20
        Notes to Consolidated Financial Statements.................... 21-22

  (b)      Pro forma financial information

   The following documents are filed as part of this report:
        Unaudited Pro forma Combined Condensed Balance
             Sheets at July 31, 1998 .................................    24
        Unaudited Pro forma Combined Condensed Statements
             of Income for the year
             ended October 31, 1997...................................    25
        Unaudited Pro forma Combined Condensed Statement of
             Incomes for the nine
             months ended July 31, 1998...............................    26
        Notes to Unaudited Pro forma Condensed Combined
             Financial Statements..................................... 27-29


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and
Board of Directors of
EMASS, Inc.

We have audited the accompanying consolidated statements of operations, of shareholder's equity and of cash flows of EMASS, Inc. for the periods from January 1, 1995 to May 2, 1995 and May 3, 1995 to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the consolidated results of the Company's operations and their cash flows for the periods from January 1, 1995 through May 2, 1995 and May 3, 1995 through December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the financial statements for the period from May 3, 1995 (date of acquisition) through December 31, 1995 have been adjusted to reflect the acquisition of EMASS, Inc. by Raytheon Company, Inc.


PricewaterhouseCoopers LLP
Dallas, Texas

October 21, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and
Board of Directors of
EMASS, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of EMASS, Inc. and its subsidiary at December 31, 1996 and 1997 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Seattle, Washington
October 21, 1998

EMASS, INC.

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                             DECEMBER 31,  DECEMBER 31,
                                                                 1996         1997
ASSETS
Current assets:

  Cash and cash equivalents                                 $    718,000   $  1,990,000
  Accounts receivable, less allowance for
   doubtful accounts of $1,621,000
   and $1,276,000, respectively                               14,032,000      9,959,000
  Other receivables                                            2,394,000        199,000
  Inventories                                                 22,278,000     17,224,000
  Prepaid expenses and other assets                            1,135,000      1,053,000
                                                            ------------   ------------

    Total current assets                                      40,557,000     30,425,000

Property and equipment, net                                   15,364,000     10,737,000
Other assets                                                     921,000        528,000
                                                            ------------   ------------

    Total assets                                            $ 56,842,000   $ 41,690,000
                                                            ------------   ------------
                                                            ------------   ------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                          $  4,966,000   $  4,164,000
  Due to parent company                                        8,472,000     11,735,000
  Due to related party                                            85,000         88,000
  Other accrued liabilities                                    7,053,000      4,441,000
  Short-term obligations and current portion of
   long-term debt                                             19,990,000     15,288,000
  Deferred revenue                                             2,741,000        868,000
                                                            ------------   ------------

Total current liabilities                                     43,307,000     36,584,000
                                                            ------------   ------------

Long-term debt                                                 2,401,000      1,806,000
                                                            ------------   ------------
Minority interest                                                      -              -
                                                            ------------   ------------

Commitments and contingencies (Notes 3 and 12)

Shareholder's equity
  Common stock, $200,000 par value, stated value $.01;
   100 shares authorized; 90 shares issued and outstanding
   Additional paid-in-capital                                 40,406,000     40,406,000
   Retained deficit                                          (29,277,000)   (37,543,000)
  Cumulative foreign currency translation adjustment               5,000        437,000
                                                            ------------   ------------

    Total shareholder's equity                                11,134,000      3,300,000
                                                            ------------   ------------

    Total liabilities and shareholder's equity              $ 56,842,000   $ 41,690,000
                                                            ------------   ------------
                                                            ------------   ------------



                   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                   OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

EMASS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                           PREDECESSOR                            COMPANY
                                         ---------------     ---------------------------------------------------
                                          FOR THE PERIOD     FOR THE PERIOD
                                         JANUARY 1, 1995       MAY 3, 1995      YEAR ENDED         YEAR ENDED
                                            TO MAY 2,        TO DECEMBER 31,     DECEMBER 31,       DECEMBER 31,
                                              1995                1995              1996               1997
Revenues                                   $ 25,662,000       $ 58,915,000       $ 73,989,000       $ 64,471,000
Cost of goods sold                          (11,630,000)       (48,355,000)       (48,079,000)       (38,553,000)
                                           ------------       ------------       ------------       ------------


                                             14,032,000         10,560,000         25,910,000         25,918,000
                                           ------------       ------------       ------------       ------------
Operating expenses:

  Research and development                    4,133,000          8,267,000         11,437,000         10,432,000
  Selling, general and administrative        14,115,000         15,382,000         28,655,000         22,762,000
                                           ------------       ------------       ------------       ------------

    Total operating expenses                 18,248,000         23,649,000         40,092,000         33,194,000
                                           ------------       ------------       ------------       ------------

Other income (expense):
  Foreign exchange gain                           1,000              2,000             43,000             54,000
  Interest expense                             (787,000)          (748,000)        (1,302,000)          (976,000)
  Other (expense)                                                                    (131,000)            (9,000)
                                           ------------       ------------       ------------       ------------

                                               (786,000)          (746,000)        (1,390,000)          (931,000)
                                           ------------       ------------       ------------       ------------

Loss from before income taxes                (5,002,000)       (13,835,000)       (15,572,000)        (8,207,000)

Income tax expense                              (53,000)            (2,000)           (56,000)           (59,000)
                                           ------------       ------------       ------------       ------------


                                             (5,055,000)       (13,837,000)       (15,628,000)        (8,266,000)
Minority interest                              (188,000)           188,000               --                 --
                                           ------------       ------------       ------------       ------------

Net loss                                   $ (5,243,000)      $(13,649,000)      $(15,628,000)      $ (8,266,000)
                                           ------------       ------------       ------------       ------------
                                           ------------       ------------       ------------       ------------



                   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                   OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

EMASS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------



                                                                                        CUMULATIVE
                                                                                          FOREIGN
                                                           ADDITIONAL                     CURRENCY
                                    Common Stock            PAID-IN        RETAINED      TRANSLATION
                                SHARES       AMOUNT         CAPITAL        DEFICIT       ADJUSTMENT      TOTAL
PREDECESSOR
Balance at
  December 31, 1994                  90    $       --      $40,355,000   $ (4,443,000)   $    218,000    $ 36,130,000
Net loss for the period
  January 1, 1995 to
  May 2, 1995                                                              (5,243,000)                     (5,243,000)
Translation adjustment                                                                         22,000          22,000
Capital contributions                                       17,842,000                                     17,842,000
                            -----------    ----------      -----------   ------------    ------------    ------------
Balance at
  May 2, 1995                        90    $       --      $58,197,000  $  (9,686,000)   $    240,000    $ 48,751,000
                            -----------    ----------      -----------   ------------    ------------    ------------
                            -----------    ----------      -----------   ------------    ------------    ------------

COMPANY
Balance at
  May 3, 1995                        90    $       --      $22,003,000  $                $               $ 22,003,000
Exercise of stock options                                       10,000                                         10,000
Net loss for the period
  May 3, 1995 to
  December 31, 1995                                                       (13,649,000)                    (13,649,000)
Translation adjustment                                                                        658,000         658,000
Capital contributions                                       19,451,000                                     19,451,000
Effect of EMASS
  acquisition and
  subsequent contingent
  consideration                                             (1,058,000)                                    (1,058,000)
                            -----------    ----------      -----------   ------------    ------------    ------------
Balance at
  December 31, 1995                  90            --       40,406,000    (13,649,000)        658,000      27,415,000
Net loss for the year
  ended December 31,
  1996                                                                    (15,628,000)                    (15,628,000)
Translation adjustment                                                                       (653,000)       (653,000)
                            -----------    ----------      -----------   ------------    ------------    ------------
Balance at
  December 31, 1996                  90            --       40,406,000    (29,277,000)          5,000      11,134,000
Net loss for the year
  ended December 31,
  1997                                                                     (8,266,000)                     (8,266,000)
Translation adjustment                                                                        432,000         432,000
                            -----------    ----------      -----------   ------------    ------------    ------------
Balance at
  December 31, 1997                  90    $       --      $40,406,000   $(37,543,000)   $    437,000    $  3,300,000
                            -----------    ----------      -----------   ------------    ------------    ------------
                            -----------    ----------      -----------   ------------    ------------    ------------



                   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                   OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

EMASS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                              PREDECESSOR                                 COMPANY
                                                             ---------------  -----------------------------------------------
                                                             FOR THE PERIOD    FOR THE PERIOD
                                                             JANUARY 1, 1995     MAY 3, 1995      YEAR ENDED      YEAR ENDED
                                                                TO MAY 2,      TO DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                  1995             1995             1996             1997
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $ (5,243,000)    $(13,649,000)    $(15,628,000)    $(8,266,000)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
   Loss on sale of property and equipment                                                               8,000
   Depreciation and amortization                                  1,905,000        4,104,000        6,513,000       6,095,000
   Change in operating assets and
    liabilities
     Accounts receivable                                         (6,591,000)      (1,999,000)       5,865,000       4,431,000
     Other receivables                                             (926,000)      (2,358,000)      (2,394,000)      2,195,000
     Inventories                                                (13,520,000)      (7,839,000)      14,360,000       4,697,000
     Prepaid expenses and other assets                             (285,000)        (294,000)         387,000          83,000
     Other assets                                                   784,000          (89,000)         (46,000)        393,000
     Accounts payable                                             1,275,000          304,000       (7,513,000)       (803,000)
     Due to related party                                            94,000          112,000         (765,000)          3,000
     Accrued liabilities                                          3,795,000       (2,915,000)         562,000      (2,612,000)
     Deferred revenue                                                                               2,309,000      (1,874,000)
     Other liabilities                                           (1,111,000)         215,000         (437,000)
                                                               ------------     ------------     ------------     -----------
    Net cash provided by (used in)
     operating activities                                       (19,823,000)     (24,408,000)       3,221,000       4,342,000
                                                               ------------     ------------     ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                             (5,142,000)      (4,907,000)      (3,213,000)     (1,493,000)
  Contingent payments under purchase
   agreement                                                       (803,000)      (1,058,000)
  Proceeds from sale of property and
   equipment                                                                                        1,003,000          25,000
                                                               ------------     ------------     ------------     -----------
    Net cash used in investing activities                        (5,945,000)      (5,965,000)      (2,210,000)     (1,468,000)
                                                               ------------     ------------     ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions from parent company                      17,842,000       19,451,000
  Proceeds from exercise of stock options                                             10,000
  Net borrowings from parent company                              6,750,000          (50,000)       8,472,000       3,263,000
  Proceeds from long-term debt                                      648,000       11,196,000                          466,000
  Principal payment on long-term debt                                                              (9,138,000)     (5,763,000)
                                                               ------------     ------------     ------------     -----------
    Net cash provided by (used in) financing
     activities                                                  25,240,000       30,607,000         (666,000)     (2,034,000)
                                                               ------------     ------------     ------------     -----------
Effect of foreign currency fluctuations
  on cash                                                            22,000          658,000         (653,000)        432,000
                                                               ------------     ------------     ------------     -----------
Net (decrease) increase in cash and cash
  equivalents                                                      (506,000)         892,000         (308,000)      1,272,000
Cash, and cash equivalents at
  beginning of period                                               640,000          134,000        1,026,000         718,000
                                                               ------------     ------------     ------------     -----------
Cash, and cash equivalents at end of period                    $    134,000     $  1,026,000     $    718,000     $ 1,990,000
                                                               ------------     ------------     ------------     -----------
                                                               ------------     ------------     ------------     -----------

           SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during period for taxes                              $       --       $     20,000     $     58,000     $    51,000
Cash paid during period for interest                           $    511,000     $  1,022,000     $  1,302,000     $   976,000


                   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                   OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


1.   ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
     EMASS, Inc. ("EMASS" or the "Company"), including its 80% owned subsidiary Grau Storage Systems GmbH & Co. KG (Grau), is an international developer, producer and distributor of mass storage products, such as robotics-based media libraries, data migration, archiving and backup software and system integration services, for the MVS and UNIX user environments. The principal markets are in North America and Europe.

     EMASS is a wholly owned subsidiary of Raytheon E-Systems, Inc. ("E-Systems"), a wholly owned subsidiary of Raytheon Company ("Raytheon"). Raytheon acquired E-Systems effective May 3, 1995. The purchase of E-Systems by Raytheon was accounted for by the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The acquisition costs were allocated among the assets acquired and liabilities assumed based on estimated fair values. The fair value of the net tangible assets acquired approximated the allocated purchase price and, accordingly, no goodwill was recorded.
     The fair value of the assets acquired, net of cash, was $65,686,000 and liabilities assumed were $43,683,000.

     The financial statements for the period from January 1, 1995 through May 2, 1995 represent the financial statements of EMASS prior to the acquisition by Raytheon ("Predecessor" financial statements). The financial statements for the period from May 3, 1995 through December 31, 1995 have been adjusted to reflect the acquisition of EMASS, Inc. by Raytheon. These financial statements reflect certain sales and expense items which were allocated between the two periods on a pro-rata basis. The financial statements of the Company and the Predecessor are not comparable in certain respects due to the differences between the cost bases of certain assets and liabilities.

     The consolidated statement of operations reflect certain expense items incurred by E-Systems which were allocated to the Company on a basis which management believes represents a reasonable allocation of such costs to present EMASS as a stand-alone company. These allocations consist primarily of corporate expenses such as executive and other compensation. Compensation has been allocated based on an estimate of the E-Systems personnel time dedicated to the operations and management of EMASS. A summary of these allocations is as follows:

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------

                                         CORPORATE
                                         EXPENSES
     PREDECESSOR
     January 1, 1995 - May 2, 1995      $   194,000

     SUCCESSOR
     May 3, 1995 - December 31, 1995    $   838,000
     Year ended December 31, 1996         1,371,000
     Year ended December 31, 1997         1,340,000


     CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS
     Cash and cash equivalents include short-term investments with an original maturity of three months or less.

     INVENTORIES
     Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to income as incurred. Additions, improvements and major replacements are capitalized. For financial reporting purposes, depreciation is provided using the straight-line method over the estimated useful lives of depreciable assets. Estimated useful lives of property and equipment range from three to ten years.

     RESEARCH AND DEVELOPMENT
     Expenditures relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

     REVENUE RECOGNITION
     Revenue from large library system sales is recognized upon customer acceptance. Revenue from software and other sales is recognized upon shipment.

     Revenue from sales of services is recognized when services are performed and billable, except for extended service agreements. Revenue under extended service agreements is deferred and recognized ratably over the life of the service agreement.

     INCOME TAXES
     Provision for income taxes has been recorded in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the liability method of SFAS 109, deferred tax assets and liabilities are determined based on differences

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


     between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to be recovered or settled.

     The Company filed consolidated tax returns with its parent company during the periods presented in these financial statements. However, income taxes in the accompanying consolidated financial statements have been computed assuming the Company filed separate income tax returns worldwide. Deferred taxes result primarily from the use of accelerated depreciation for tax purposes and the timing of tax deductions for allowances and accrued expenses.

     FOREIGN CURRENCY TRANSLATIONS
     The financial statements of Grau have been translated into U.S. dollars in accordance with FASB Statement No. 52 "Foreign Currency Translation." Under the provisions of this Statement, all assets and liabilities in the balance sheets of Grau, whose functional currency is the German deutsche mark, are translated at year-end exchange rates, and translation gains and losses are accumulated in a separate component of shareholder's equity.

     Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency, including U.S. dollars. Gains and losses on those functional currency transactions are included in determining net income or loss for the period in which exchange rates change.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The carrying amount of cash and cash equivalents and other current assets and liabilities such as accounts receivable, accounts payable and accrued liabilities as presented in the consolidated financial statements approximates fair value based on the short-term nature of these instruments.

     CONCENTRATION OF CREDIT RISK
     The Company sells product to a wide variety of industries on a worldwide basis. In countries or industries where the Company is exposed to material credit risk, sufficient collateral, including cash deposits and/or letter of credit, is required prior to the completion of a transaction. The Company does not believe there is a material credit risk beyond that provided in the consolidated financial statements in the ordinary course of business.

     WARRANTY
     For standard Company products, parts and labor are covered under warranty which range between three months and one year. With respect to drives and tapes used in the Company's products but manufactured by a third party, the Company passes on to the customer the warranty on such drives and tapes provided by the manufacturer.

     EARNINGS PER SHARE
     Given the Company's historical capital structure as a wholly owned subsidiary of E-Systems, historical earnings per share amounts are not presented as they are not considered to be meaningful.

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


     ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   INVENTORIES

     Inventories consist of the following:

                                                      DECEMBER 31,            DECEMBER 31,
                                                          1996                   1997
     Raw materials and supplies                       $ 14,842,000           $ 14,581,000
     Work-in-process                                     4,986,000              2,848,000
     Finished goods                                     11,213,000              8,919,000
                                                      ------------           ------------
                                                        31,041,000             26,348,000

     Less:  Allowance for obsolete inventory            (8,763,000)            (9,124,000)
                                                      ------------           ------------
                                                      $ 22,278,000           $ 17,224,000
                                                      ------------           ------------
                                                      ------------           ------------

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                       DECEMBER 31,           DECEMBER 31,
                                                          1996                    1997
     Buildings and land                               $  5,391,000           $  4,611,000
     Computer equipment                                  7,620,000              4,784,000
     Leasehold improvements                                362,000                313,000
     Office furniture and equipment                      3,681,000              2,884,000
     Machinery and equipment                            14,804,000             10,293,000
     Vehicles                                              164,000                103,000
                                                      ------------           ------------
                                                        32,022,000             22,988,000

     Less:  Accumulated depreciation                   (16,658,000)           (12,251,000)
                                                      ------------           ------------
                                                      $ 15,364,000           $ 10,737,000
                                                      ------------           ------------
                                                      ------------           ------------

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


     Future minimum rental commitments under operating leases for years ending December 31, are as follows:

        1998                                      $  932,000
        1999                                         642,000
        2000                                          76,000
        2001                                          37,000
        2002                                               -
     Thereafter                                            -
                                                  ----------

                                                  $1,687,000
                                                  ----------
                                                  ----------

     Rent expense for the period January 1, 1995 to May 2, 1995, May 3, 1995 to December 31, 1995, and for the years ended December 31, 1996 and 1997 was $330,000, $759,000, $1,036,000 and $1,094,000, respectively.

4.   MAJOR CUSTOMERS

     Revenues from major customers approximate the following:

                         PREDECESSOR                                COMPANY
                        ---------------     --------------------------------------------------------
                        FOR THE PERIOD      FOR THE PERIOD
                        JANUARY 1, 1995      MAY 3, 1995           YEAR ENDED            YEAR ENDED
                           TO MAY 2,        TO DECEMBER 31,        DECEMBER 31,         DECEMBER 31,
                             1995                1995                  1996                 1997
     E-Systems           $ 4,138,000          $ 7,645,000          $ 5,894,000          $ 6,479,000
     Customer A          $ 4,891,000          $11,320,000          $12,909,000          $ 7,174,000
     Customer B          $ 4,893,000          $ 6,763,000          $ 4,889,000          $ 2,300,000


5.   ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                       DECEMBER 31,        DECEMBER 31,
                                           1996               1997

     Compensation                      $3,962,000          $3,139,000
     Taxes, other than income              43,000             143,000
     Other accrued items                3,048,000           1,159,000
                                       ----------          ----------

                                       $7,053,000          $4,441,000
                                       ----------          ----------
                                       ----------          ----------

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


6.   DEBT

     Short-term obligations of $19,990,000 and $15,288,000 at December 31, 1996 and 1997, respectively, comprise local borrowings by Grau. Of the balances outstanding, $18,847,000 and $15,008,000, respectively, represent amounts borrowed against lines of credit. Amounts borrowed on the line of credit become fixed term loans outstanding with specific due dates. Interest rates on the line of credit funds ranged from 3.53% to 3.62% at December 31, 1996 and 4.22% and 4.25% at December 31, 1997. Amounts available under the lines of credit at December 31, 1997 were $7,225,000. Amounts outstanding under the line of credit agreements are due in January 1998.

     Long-term debt, comprising local borrowings by Grau, at December 31, 1996 and 1997 is comprised of various notes payable to banks in Germany with interest rates ranging from 6.7% to 7.75% at December 31, 1996 and 4.05% to 6.7% at December 31, 1997.

     As of December 31, 1997, the maturities of long-term debt were as follows:

        1998                           $  280,000
        1999                              295,000
        2000                              312,000
        2001                              326,000
        2002                              225,000
        Thereafter                        648,000
                                       ----------

                                        2,086,000

        LESS:  Current maturities        (280,000)
                                       ----------

                                       $1,806,000
                                       ----------
                                       ----------

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


7.   INCOME TAXES

     Loss before provision (benefit) for income taxes was taxed under the following jurisdictions:

                              PREDECESSOR                                COMPANY
                             ---------------     --------------------------------------------------------
                             FOR THE PERIOD      FOR THE PERIOD
                             JANUARY 1, 1995       MAY 3, 1995           YEAR ENDED            YEAR ENDED
                                 TO MAY 2,        TO DECEMBER 31,        DECEMBER 31,         DECEMBER 31,
                                   1995                1995                  1996                 1997
     Current:
       Federal                $         -          $         -          $         -          $         -
       State                       53,000                2,000               56,000               59,000
       Foreign                          -                    -                    -                    -
                              -----------          -----------          -----------          -----------
                                   53,000                2,000               56,000                    -
                              -----------          -----------          -----------          -----------

     Deferred:
       Federal                          -                    -                    -                    -
       State                            -                    -                    -                    -
                              -----------          -----------          -----------          -----------
       Foreign                          -                    -                    -                    -
                              -----------          -----------          -----------          -----------

     Total                    $    53,000          $     2,000          $    56,000          $    59,000
                              -----------          -----------          -----------          -----------
                              -----------          -----------          -----------          -----------

     Net pre-tax operating results from the foreign subsidiary were $39,000, ($3,458,000), $2,333,000 and $1,025,000 for the period January 1, 1995 to
     May 2, 1995, May 3, 1995 to December 31, 1995, and for the years ended December 31, 1996 and 1997, respectively.

     The provision (benefit) for income tax differs from the amount computed by applying the statutory federal income tax rate to income (loss) before provision (benefit) for income taxes for the following reasons:

                                                   PREDECESSOR                                  COMPANY
                                                  ---------------       --------------------------------------------------------
                                                  FOR THE PERIOD        FOR THE PERIOD
                                                  JANUARY 1, 1995         MAY 3, 1995          YEAR ENDED           YEAR ENDED
                                                      TO MAY 2,          TO DECEMBER 31,       DECEMBER 31,         DECEMBER 31,
                                                        1995                  1995                1996                 1997
     Income tax expense (benefit)
       at statutory rates                         $(1,783,000)         $(4,641,000)           $(5,314,000)         $(2,810,000)
     Operating losses used by Raytheon              2,023,000            2,657,000              4,214,000            1,445,000
     Net change in valuation allowance               (381,000)           1,984,000              1,310,000            1,295,000
     State income taxes                                53,000                2,000                 56,000               59,000
     Other                                            141,000                                    (210,000)              70,000
                                                  -----------          -----------            -----------          -----------
     Total income tax expense                     $    53,000          $     2,000            $    56,000          $    59,000
                                                  -----------          -----------            -----------          -----------
                                                  -----------          -----------            -----------          -----------

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


     The tax effect of temporary differences that give rise to significant portions of the deferred tax asset and liabilities are as follows:

                                                   PREDECESSOR                                  COMPANY
                                                  ---------------       --------------------------------------------------------
                                                  FOR THE PERIOD        FOR THE PERIOD
                                                  JANUARY 1, 1995         MAY 3, 1995          YEAR ENDED           YEAR ENDED
                                                      TO MAY 2,          TO DECEMBER 31,       DECEMBER 31,         DECEMBER 31,
                                                        1995                  1995                1996                 1997
     DEFERRED TAX ASSETS:

     Net operating losses                            $ 3,571,000        $ 8,304,000            $ 2,046,000          $ 1,357,000
     Allowances                                                -          1,508,000              1,518,000            1,850,000
                                                     -----------        -----------            -----------          -----------

                                                       3,571,000          9,812,000              3,564,000            3,207,000
                                                     -----------        -----------            -----------          -----------

     DEFERRED TAX LIABILITIES:
     Property and equipment, excess
        tax depreciation over book                     (245,000)          (340,000)             (1,167,000)          (1,333,000)
                                                     -----------        -----------            -----------          -----------

     VALUATION ALLOWANCE                             (3,326,000)        (9,472,000)             (2,397,000)          (1,874,000)
                                                     -----------        -----------            -----------          -----------

     NET DEFERRED TAX ASSET                          $         -        $         -            $         -          $         -
                                                     -----------        -----------            -----------          -----------
                                                     -----------        -----------            -----------          -----------

8.   SHAREHOLDERS EQUITY

     The Company has a Stock Option Plan available to grant stock options to employees. The plan provides for a maximum of 2,000,000 options to purchase stock. During 1994 and 1995, the Board of Directors granted approximately 1,800,000 options at $2 per share. As a result of the Raytheon purchase of E-Systems in May 1995, substantially all stock options became 100% vested.

     In April 1998, the Company declared a 200,000 for one reverse stock split. All share amounts included in these financial statements have been retroactively restated to reflect the reverse stock split. As a result of the stock split, all options outstanding resulted in options to purchase fractional shares. As a result of the reverse stock split and a determination by the Company's Board of Directors of the fair value of common stock, all options outstanding were determined to have no value and were cancelled.

9.   RELATED PARTY TRANSACTIONS

     Other accrued liabilities at December 31, 1996 and 1997 include $1,063,000 and $791,000, respectively, due under an employment separation agreement with the minority interest stockholder of Grau.

     Sales to E-Systems totaled $4,138,000, $7,645,000, $5,894,000 and
     $6,479,000 for the period January 1, 1995 to May 2, 1995, May 3, 1995 to December 31, 1995, and for the years ended December 31, 1996 and 1997, respectively.

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


     A company in which the Grau minority interest stockholder has an equity ownership provides certain MVS support services in Europe. Cost of these services totaled $919,000, $1,867,000, $2,586,000 and $881,000 for the
     period January 1, 1995 to May 2, 1995, May 3, 1995 to December 31, 1995, and for the years ended December 31, 1996 and 1997, respectively.

10.  GEOGRAPHICAL SEGMENT INFORMATION

     Major operations outside the United States are comprised of a subsidiary in Germany, which has branch offices in both France and the United Kingdom. Certain information regarding operations in this geographic segment is presented in the table below. Transfers between geographic segment are made at arm's length prices consistent with rules and regulations of governing tax authorities. The profit on these transfers is not recognized until sales are made to non-affiliated customers.

     Included in U.S. sales are export sales to unaffiliated customers of $2,192,000, $1,886,000, $1,578,000, $1,623,000 for the period January 1,
     1995 to May 2, 1995, May 3, 1995 to December 31, 1995 and for the years ended December 31, 1996 and 1997, respectively. Total international sales were $20,551,000, $39,067,000, $46,680,000, $36,414,000 for the period
     January 1, 1995 to May 2, 1995, May 3, 1995 to December 31, 1995 and for the years ended December 31, 1996 and 1997, respectively.

                                          PREDECESSOR                          COMPANY
                                        ---------------     ------------------------------------------------
                                        FOR THE PERIOD      FOR THE PERIOD
                                        JANUARY 1, 1995       MAY 3, 1995      YEAR ENDED        YEAR ENDED
                                           TO MAY 2,        TO DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                             1995                1995             1996              1997
     Net sales:
       United States                    $    7,303,000      $  21,734,000     $  28,887,000    $  29,680,000
       Europe                               18,359,000         37,181,000        45,102,000       34,791,000
                                        --------------      -------------     -------------    -------------

                                        $   25,662,000      $  58,915,000     $  73,989,000    $  64,471,000
                                        --------------      -------------     -------------    -------------
                                        --------------      -------------     -------------    -------------

     Operating profit (loss):
       United States                    $  (4,255,000)      $ (9,631,000)     $ (12,353,000)   $  (9,217,000)
       Europe                                  39,000         (3,458,000)        (1,829,000)       1,941,000
                                        --------------      -------------     --------------   -------------

                                        $  (4,216,000)      $(13,089,000)     $ (14,182,000)   $  (7,276,000)
                                        --------------      -------------     -------------    -------------
                                        --------------      -------------     -------------    -------------

     Identifiable assets:
       United States                                                          $  29,633,000    $  23,075,000
       Europe                                                                    27,209,000       18,615,000
                                                                              -------------    -------------

                                                                              $  56,842,000    $  41,690,000
                                                                              -------------    -------------
                                                                              -------------    -------------

11.  EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) savings plan, which provides for voluntary annual contributions at the discretion of management. The Company has made no contributions.

EMASS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------


12.  COMMITMENTS AND CONTINGENCIES

     In connection the purchase of Grau in 1994, the Company entered into an agreement with the minority shareholder of Grau whereby the minority shareholder has the option to "put" their remaining 20% interest in Grau to the Company for $2,000,000. This option is effective for the period January 1, 2000 to March 31, 2000.

     The Company obtains insurance for workers' compensation, automobile, product and general liability, property loss, and medical claims. However, EMASS has elected to retain a significant portion of expected losses through the use of deductibles. Provisions for losses expected under these programs are recorded based upon estimates of the aggregate liability of claims incurred. These estimates utilize the Company's prior experience and actuarial assumptions that are provided by the Company's insurance carrier.

     EMASS is involved in other disagreements, which are in the ordinary course of the Company's business activities that are not expected to have a material adverse effect on EMASS's financial position. Management believes that if there is any impact on the Company's consolidated financial statements as a result of these matters, it will not be material.

13.  SUBSEQUENT EVENT

     On August 19, 1998 EMASS was acquired by Advanced Digital Information Corporation for approximately $24,766,000 in cash. This acquisition will be accounted for under the purchase method of accounting.

                                   EMASS, INC.
                            BALANCE SHEET (UNAUDITED)

                                                                   JUNE 30,
                                                                     1998
ASSETS
Current assets:
Cash and cash equivalents                                      $    3,250,000
Accounts receivable, less allowance for doubtful
   accounts of $1,463,000                                          10,222,000
Other receivables                                                      86,000
Inventories                                                        16,064,000
Prepaid expenses and other assets                                     926,000
                                                               --------------
       Total current assets                                        30,548,000

Other assets                                                           75,000
Property and equipment, net                                         9,352,000
                                                               --------------
                                                               $   39,975,000
                                                               --------------
                                                               --------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable                                               $    2,763,000
Due to parent company                                              14,335,000
Due to related party                                                   88,000
Other accrued liabilities                                           6,618,000
Short-term obligations and current portion
   of long-term debt                                               11,370,000
Deferred revenue                                                    1,551,000
                                                               --------------
       Total current liabilities                                   36,725,000
                                                               --------------
Long-term debt                                                      1,704,000
                                                               --------------
Minority interest                                                     138,000
                                                               --------------

Shareholder's equity

   Common stock, stated value $200,000 par value, $.01:
     100 shares authorized; 90 shares issued and outstanding                -
   Additional paid-in capital                                      40,406,000
   Retained deficit                                               (39,711,000)
   Cumulative foreign currency translation adjustment                 713,000
                                                               --------------

       Total shareholder's equity                                   1,408,000
                                                               --------------

                                                               $   39,975,000
                                                               --------------
                                                               --------------



        SEE ACCOMPANYING NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS.

                                   EMASS, INC.
                       STATEMENT OF OPERATIONS (UNAUDITED)

                                                      SIX MONTHS ENDED
                                                          JUNE 30,

                                                  1997                1998
Revenues                                    $     28,240,000    $    32,554,000
Cost of goods sold                               (18,141,000)       (21,252,000)
                                            ----------------    ---------------

       Gross profit                               10,099,000         11,302,000
                                            ----------------    ---------------

Operating expenses:

   Research and development                        4,486,000          3,754,000
   Selling, general and administrative             9,124,000          9,231,000
                                            ----------------    ---------------

       Total operating expenses                   13,610,000         12,985,000
                                            ----------------    ---------------



Interest expense                                    (466,000)          (347,000)
Other income                                        -                  -
                                            ----------------    ---------------

Loss before income taxes                          (3,977,000)        (2,030,000)
Income tax expense                                  -
                                            ----------------    ---------------

                                                  (3,977,000)        (2,030,000)

Minority interest                                                      (138,000)
                                            ----------------    ---------------

Net loss                                    $     (3,977,000)   $    (2,168,000)
                                            ----------------    ---------------
                                            ----------------    ---------------



        SEE ACCOMPANYING NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS.

                                   EMASS, INC.
            STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (UNAUDITED)

                                                                                            CUMULATIVE
                                                                                              FOREIGN
                                                           ADDITIONAL                        CURRENCY
                                                             PAID-IN         RETAINED       TRANSLATION
                             SHARES          AMOUNT          CAPITAL          DEFICIT       ADJUSTMENTS       TOTAL
Balance at
   December 31, 1997                90    $    -          $40,406,000    $  (37,543,000)  $      437,000  $   3,300,000
Net loss for the period
   January 1, 1998 to
   June 30, 1998                                                             (2,168,000)                     (2,168,000)
Translation adjustment                                                                           276,000        276,000
                           -----------    -----------     -----------    --------------   --------------  -------------
Balance at
   June 30, 1998                    90    $    -          $40,406,000    $  (39,711,000)  $      713,000  $   1,408,000
                           -----------    -----------     -----------    --------------   --------------  -------------
                           -----------    -----------     -----------    --------------   --------------  -------------





        SEE ACCOMPANYING NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS.

                                  EMASS, INC.
                       STATEMENT OF CASH FLOWS (UNAUDITED)

                                                             SIX MONTHS ENDED JUNE 30,
                                                             1997                1998
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                            $     (3,977,000)   $    (2,168,000)
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities
     Depreciation and amortization                            1,371,000          1,759,000
     Gain on sale of property and equipment                    (147,000)
     Minority interest                                                             138,000
     Changes in operating assets and liabilities:
       Accounts receivable                                    1,771,000          1,010,000
       Other receivables                                      1,465,000            113,000
       Inventories                                            2,416,000            245,000
       Prepaid expenses and other assets                       (423,000)          (275,000)
       Other assets                                             877,000            453,000
       Accounts payable                                      (2,268,000)        (1,401,000)
       Due to related party                                     (85,000)
       Accrued liabilities                                   (2,098,000)         2,177,000
       Deferred revenue                                      (1,627,000)           686,000
                                                       -----------------   ---------------

         Net cash provided by (used in)
          operating activities                               (2,725,000)         2,737,000
                                                       -----------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                        (1,020,000)          (204,000)
   Proceeds from sale of property and
     equipment                                                1,077,000
                                                       -----------------   ---------------
   Net cash provided by (used in) investing
     activities                                                  57,000           (204,000)
                                                       -----------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net borrowings from parent company                         4,831,000          2,471,000
   Proceeds from long-term debt                                 530,000
   Principal payment on long-term debt                       (2,609,000)        (4,020,000)
                                                        ----------------   ----------------

         Net cash provided by (used in)
         financing activities                                 2,752,000         (1,549,000)
                                                       ----------------    ----------------


Effect of foreign currency fluctuations on cash                 190,000            276,000
                                                       ----------------    ---------------

Net increase (decrease) in cash and cash equivalents            274,000          1,260,000

Cash and cash equivalents at beginning of period                718,000          1,990,000
                                                       ----------------    ---------------
Cash and cash equivalents at end of period             $        992,000    $     3,250,000
                                                       ----------------    ---------------
                                                       ----------------    ---------------



        SEE ACCOMPANYING NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS.

                                   EMASS, INC.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

   1.BASIS OF PRESENTATION

     The financial statements presented as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 have not been audited. In the opinion of management, the unaudited interim balance sheet, statements of operations, changes in shareholder's equity and of cash flows include all normally recurring adjustments necessary to present fairly the financial position, results of operations and cash flows as of and for the periods presented of EMASS, Inc.

     EMASS, Inc. ("EMASS" or the "Company"), including its 80% owned subsidiary Grau Storage Systems GmbH & Co. KG (Grau), is an international developer, producer and distributor of mass storage products, such as robotics-based media libraries, data migration, archiving and backup software and system integration services, for the MVS and UNIX user environments. The principal markets are in North America and Europe.

     EMASS is a wholly-owned subsidiary of Raytheon E-Systems, Inc. ("E-Systems"), a wholly-owned subsidiary of Raytheon Company ("Raytheon"). Raytheon acquired E-Systems effective May 3, 1995. The purchase of E-Systems by Raytheon was accounted for by the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations".

     The consolidated statement of operations reflect certain expense items incurred by E-Systems which were allocated to the Company on a basis which management believes represents a reasonable allocation of such costs to present EMASS as a stand-alone company. These allocations consist primarily of corporate expenses such as executive and other compensation. Compensation has been allocated based on an estimate of the E-Systems personnel time dedicated to the operations and management of EMASS. A summary of these allocations is as follows:

                                                                     CORPORATE
                                                                      EXPENSES
                                                                      --------
     Six months ended June 30, 1997                                $     480,000
     Six months ended June 30, 1998                                      352,000

2.    INVENTORIES

      Inventories consist of the following:

                                                                JUNE 30,
                                                                 1998
      Raw materials and supplies                           $    16,451,000
      Work-in-progress                                           1,473,000
      Finished goods                                             7,608,000
                                                           ---------------
                                                                25,532,000
      LESS:  Allowance for obsolete inventory                   (9,468,000)
                                                           ---------------

                                                           $    16,064,000
                                                           ---------------
                                                           ---------------

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     On August 19, 1998, Advanced Digital Information Corporation ("ADIC" or the "Company") acquired EMASS, Inc. ("EMASS"), a wholly owned subsidiary of Raytheon E-Systems, Inc. ("E-Systems") pursuant to a Stock Purchase Agreement with E-Systems dated July 21, 1998. Pursuant to this Stock Purchase Agreement, the Company made a cash payment of $24,766,000 to E-Systems and assumed approximately $2,000,000 in mortgage indebtedness in exchange for one hundred percent of the outstanding stock of EMASS ( the "Acquisition"). The Acquisition will be accounted for by the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", ("APB 16").

     The following unaudited pro forma condensed combined balance sheet as of July 31, 1998 was prepared as if the Acquisition occurred on such date. The following unaudited condensed combined statements of income give effect to the Acquisition as of the beginning of the periods presented. The unaudited pro forma condensed combined statements of income do not purport to represent what the Company's results of operations actually would have been if the Acquisition had occurred as of such date or what such results will be for any future periods.

     The unaudited pro forma condensed combined financial statements are derived from the historical financial statements of the Company and EMASS and the assumptions and adjustments described in the accompanying notes. The Company and EMASS believe that all adjustments necessary to present fairly such unaudited financial information have been made. The unaudited pro forma financial data should be read in conjunction with the consolidated financial statements and the accompanying notes thereto of EMASS appearing elsewhere in this 8-K and the financial statements of the Company included in its Annual Report on Form 10-K for the year ended October 31, 1997. The unaudited pro forma condensed consolidated financial statements do not reflect any cost savings or other economic efficiencies resulting from the Acquisition nor do they include any adjustment for corporate allocations and infrastructure imposed by EMASS' parent company.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JULY 31, 1998
                                  (IN THOUSANDS)

                                                                            PRO FORMA
                                          ADIC              EMASS          ADJUSTMENTS             PRO FORMA
ASSETS

Current assets
   Cash and cash equivalents          $      22,291    $        2,931    $      (5,050)   (a)    $      20,172
   Accounts receivable, net                  20,262            10,584                                   30,846
   Inventories                               20,916            16,927                                   37,843
   Prepaid expenses and other                 3,477             1,551                                    5,028
                                      -------------    --------------    -------------           -------------
       Total current assets                  66,946            31,993           (5,050)                 93,889

Property, plant and equipment                 4,136             9,239           (6,651)   (b)            6,724
Intangible assets, net                                                           3,700    (b)            3,700
Acquired in-process research
   and development                                                               4,900    (b)
                                                                                (4,900)   (b)

Other long-term assets                        4,284                                                      4,284
                                      -------------    --------------    -------------           -------------
                                      $      75,366    $       41,232    $      (8,001)          $     108,597
                                      -------------    --------------    -------------           -------------
                                      -------------    --------------    -------------           -------------

LIABILITIES AND SHAREHOLDERS'
   EQUITY
Current liabilities
   Accounts payable                   $       7,230    $        5,718                            $      12,948
   Accrued and other current
     liabilities                              2,642             8,348    $       1,200    (c)           12,190
   Due to parent company                                       23,750          (23,750)   (d)
                                      -------------    --------------    -------------           -------------
       Total current liabilities              9,872            37,816          (22,550)                 25,138
                                      -------------    --------------    -------------           -------------
Minority interest                                                                1,100    (e)            1,100
                                                                         -------------           -------------
Long-term debt                                                  1,765           20,000    (a)           21,765
                                                       --------------    -------------           -------------
Shareholders' equity
   Common stock                              46,237            40,406          (40,406)   (f)           46,237
   Retained deficit                          19,526           (39,543)          39,543    (f)           14,626
                                                                                (4,900)

Cumulative translation

   adjustment                                  (269)              788             (788)   (f)             (269)
                                      -------------    --------------    -------------           -------------
       Total shareholders' equity            65,494             1,651           (6,551)                 60,594
                                      -------------    --------------    -------------           -------------
                                      $      75,366    $       41,232    $      (8,001)          $     108,597
                                      -------------    --------------    -------------           -------------
                                      -------------    --------------    -------------           -------------

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                         NINE MONTHS ENDED JULY 31, 1998
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                            PRO FORMA
                                           ADIC             EMASS          ADJUSTMENTS             PRO FORMA
Net sales                             $      72,986    $       47,917    $        (400)   (g)    $     120,503
Cost of sales                                51,791            31,973             (400)   (g)           83,364
                                      -------------    --------------    -------------           -------------

       Gross profit                          21,195            15,944                -                  37,139
                                      -------------    --------------    -------------           -------------

Operating expenses
   Research and development                   2,063             5,621                                    7,684
   Selling, general and
     administrative                          12,944            12,698              740    (h)           26,382
                                      -------------    --------------    -------------           -------------

                                             15,007            18,319              740                  34,066
                                      -------------    --------------    -------------           -------------

Operating profit (loss)                       6,188            (2,375)             740                   3,073

Other income (expense)                        1,238               375             (975)   (i)              638
                                      -------------    --------------    -------------           -------------

Income (loss) before provision

   for income taxes                           7,426            (2,000)          (1,715)                  3,711

Provision (benefit) for income

   taxes                                      2,379                               (332)   (j)            2,047

Minority interest
                                      -------------    --------------    -------------           -------------

Net income (loss)                     $       5,047    $       (2,000)   $      (1,383)          $       1,664
                                      -------------    --------------    -------------           -------------
                                      -------------    --------------    -------------           -------------

Basic earnings per share              $         .52                                              $         .17
                                      -------------                                              -------------
                                      -------------                                              -------------
Weighted average number of
   common shares outstanding              9,730,086                                                  9,730,086
                                      -------------                                              -------------
                                      -------------                                              -------------

Diluted earnings per share            $         .51                                              $         .17
                                      -------------                                              -------------
                                      -------------                                              -------------

Weighted average number of
   common and common
   equivalent shares outstanding          9,904,897                                                  9,904,897
                                      -------------                                              -------------
                                      -------------                                              -------------

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                           YEAR ENDED OCTOBER 31, 1997
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                           PRO FORMA
                                          ADIC              EMASS         ADJUSTMENTS              PRO FORMA
Net sales                             $      93,204    $       64,471    $                       $     157,675
Cost of sales                                65,556            38,553                                  104,109
                                      -------------    --------------    -------------           -------------

       Gross profit                          27,648            25,918                                   53,566
                                      -------------    --------------    -------------           -------------

Operating expenses
   Research and development                   2,910            10,432                                   13,342
   Selling, general and
     administrative                          13,556            22,762              987    (h)           37,305
                                      -------------    --------------    -------------           -------------

                                             16,466            33,194              987                  50,647
                                      -------------    --------------    -------------           -------------

Operating profit (loss)                      11,182            (7,276)            (987)                  2,919

Other income (expense)                        1,481              (931)          (1,300)   (i)             (750)
                                      -------------    --------------    -------------           -------------

Income (loss) before provision
   for income taxes                          12,663            (8,207)          (2,287)                  2,169

Provision (benefit) for income
   taxes                                      4,166                59             (442)   (j)            3,783

Minority interest
                                      -------------    --------------    -------------           -------------

Net income (loss)                     $       8,497    $       (8,266)   $      (1,845)          $      (1,614)
                                      -------------    --------------    -------------           -------------
                                      -------------    --------------    -------------           -------------

Basic earnings per share              $         .94                                              $        (.18)
                                      -------------                                              -------------
                                      -------------                                              -------------

Weighted average number of

   common shares outstanding              9,084,274                                                  9,084,274
                                      -------------                                              -------------
                                      -------------                                              -------------

Diluted earnings per share            $         .92                                              $        (.18)
                                      -------------                                              -------------
                                      -------------                                              -------------

Weighted average number of
   common and common
   equivalent shares outstanding          9,285,226                                                  9,084,274
                                      -------------                                              -------------
                                      -------------                                              -------------

            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                   STATEMENTS

1.   BASIS OF PRESENTATION

     The pro forma condensed combined balance sheet assumes that the Acquisition took place on July 31, 1998 and combines the Company's unaudited July 31, 1998 condensed consolidated balance sheet and EMASS' unaudited September 30, 1998 condensed consolidated balance sheet.

     The proforma condensed combined income statements assume the Acquisition took place as of the beginning of the periods presented and combine the Company's income statements for the year ended October 31, 1997 with EMASS' statement of operations for the year ended December 31, 1997 and the Company's unaudited income statements for the nine months ended July
     31, 1998 with EMASS' unaudited statement of operations for the nine months ended September 30, 1998.

     All material transactions between ADIC and EMASS during the periods presented have been eliminated as a pro forma adjustment. There are no material differences between the accounting policies of ADIC and EMASS.

2.   PRO FORMA ADJUSTMENTS

     The pro forma adjustments are based on the Company's estimates of the value of the tangible and identifiable intangible assets acquired. An independent third-party appraisal company has conducted a valuation of the identifiable intangible assets acquired.

     Under APB 16, the total acquisition cost will be allocated to EMASS' assets and liabilities based on their fair value. The final allocations may be different from the valuations reflected herein. The total market or appraisal values of identifiable tangible and intangible assets acquired less liabilities assumed exceeds the total purchase price. Accordingly, this excess will be allocated proportionately to all noncurrent assets. The Company's analysis, based on an independent appraisal, included a valuation of acquired in-process research and development. Under generally accepted accounting principles, any value associated with this acquired in-process research and development will be expensed immediately. The accompanying pro form condensed combined income statements exclude the effects of the charge due to its nonrecurring nature.

     As a result of the Acquisition, the Company expects to have certain duplicative assets. Any duplicative assets which are owned by ADIC will be expensed immediately. In addition, the Company expects to incur costs of integration subsequent to the consummation of the Acquisition which costs are not included in the proforma condensed combined income statements.

     (a) Represents the cash consideration of $24.8 million and estimated acquisition expenses of approximately $250 thousand related to the Acquisition which was financed from existing cash of the Company and a loan from Seafirst Bank.

     (b) Represents estimated valuation of tangible and intangible assets, including acquired in-process research and development, resulting from the preliminary allocation of the purchase price. Valuation of the intangible assets acquired was conducted by an independent third-party appraisal company and consists of purchased developed technology, in-process research and development and assembled workforce.

          The table below is a summary of the estimated amounts allocated to intangible assets acquired (in thousands):

              Acquired in-process research and development         $4,900
              Acquired developed technology                        $2,900
              Assembled workforce                                  $  650
              Other                                                $  150

          The intangible assets noted above will be amortized over periods ranging from one to five years. The acquired in-process research and development has not yet reached technological feasibility and has no alternative future use. The value assigned to this asset will be expensed as a non-recurring, non-tax deductible charge upon consummation of the Acquisition. This amount has been reflected as a reduction to shareholders' equity and has not been included in the pro forma condensed combined income statements due to its non-recurring nature.

          The existence of acquired in-process research and development and acquired developed technology was determined by a third-party independent appraisal. This appraisal identified a library storage product and associated software being developed as well as certain separate software products. The Company expects to incur significant costs to develop the acquired in-process research and development into commercially viable products. The value of the acquired in-process research and development and developed technology was determined by estimating future revenues and costs of the products, including cost of capital and taxes, to the estimated product life cycle then discounting the estimated projected cash flows.

          The estimated annual amortization charge to operations related to intangible assets approximated $987 thousand. This charge is reflected in the pro forma condensed combined income statements.

     (c) Pro forma adjustment to reflect liabilities associated with anticipated workforce and office changes.

     (d) Represents the payoff by E-Systems of the short-term obligations of EMASS" 80% owned subsidiary Grau Storage Systems GmbH & Co. KG ("Grau") and the forgiveness of the debt to parent company.

     (e)  Reflects the minority interest associated with Grau.

     (f) Represents adjustments to reflect the elimination of common stock, retained deficit and cumulative translation adjustments of EMASS.

     (g)  Adjustment to eliminate intercompany sales and cost of sales.

     (h) Adjustment to reflect the amortization expense of acquired developed technology and assembled workforce.

     (i) Adjustment to reduce interest expense for the repayment of the short-term obligations of Grau and to reflect interest expense on the new loan associated with the Acquisition.

     (j) Pro forma adjustment for income taxes on expenses expected to be deductible for tax purposes.

3.   DEFERRED TAXES

     There are significant deferred tax assets which the Company expects to recognize based on the net tax effect of book/tax differences in the acquired intangibles, excluding acquired in-process research and development, and differences created as a result of reducing property, plant and equipment. A valuation allowance is anticipated for 100% of such deferred tax asset.